UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	TTWO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 14, 2022, Take-Two Interactive Software, Inc. (the “Company”) completed its offering and sale of $2.7 billion aggregate principal amount of its senior notes, consisting of $1.0 billion principal amount of its 3.300% Senior Notes due 2024 (the “2024 Notes”), $600 million principal amount of its 3.550% Senior Notes due 2025 (the “2025 Notes”), $600 million principal amount of its 3.700% Senior Notes due 2027 (the “2027 Notes”) and $500 million principal amount of its 4.000% Senior Notes due 2032 (the “2032 Notes” and, together with the 2024 Notes, the 2025 Notes and the 2027 Notes, the “Notes”).

The Notes were issued under an indenture, dated as of April 14, 2022 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), which is incorporated by reference as Exhibit 4.1 hereto, and (i) a first supplemental indenture, with respect to the 2024 Notes, (ii) a second supplemental indenture, with respect to the 2025 Notes, (iii) a third supplemental indenture, with respect to the 2027 Notes and (iv) a fourth supplemental indenture, with respect to the 2032 Notes (collectively, the “Supplemental Indentures” and together with the Base Indenture, the “Indenture”), each dated as of April 14, 2022, between the Company and the Trustee, which are filed as Exhibits 4.2, 4.3, 4.4 and 4.5 hereto, respectively.

The Notes are the Company’s senior unsecured obligations and rank equally with all of the Company’s other existing and future unsubordinated obligations. The 2024 Notes mature on March 28, 2024 and bear interest at an annual rate of 3.300%. The 2025 Notes mature on April 14, 2025 and bear interest at an annual rate of 3.550%. The 2027 Notes mature on April 14, 2027 and bear interest at an annual rate of 3.700%. The 2032 Notes mature on April 14, 2032 and bear interest at an annual rate of 4.000%. The Company will pay interest on the 2024 Notes semi-annually on March 28 and September 28 of each year, commencing September 28, 2022. The Company will pay interest on each of the 2025 Notes, 2027 Notes and 2032 Notes semi-annually on April 14 and October 14 of each year, commencing October 14, 2022.

The Notes are not entitled to any sinking fund payments. The Company may redeem each series of the Notes at any time in whole or from time to time in part at the applicable redemption prices set forth in each Supplemental Indenture. If the merger agreement in connection with the Company’s previously announced acquisition of Zynga Inc. (“Zynga”) is terminated or if the acquisition does not close on or prior to January 9, 2023, the Company will be required to redeem the Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date.

Upon the occurrence of a Change of Control Repurchase Event (as defined in each of the Supplemental Indentures) with respect to a series of the Notes, each holder of the Notes of such series will have the right to require the Company to purchase that holder’s Notes of such series at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase, unless the Company has exercised its option to redeem all the Notes.

In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately. If any other event of default specified in the Indenture occurs and is continuing with respect to any series of the Notes, the Trustee or the holders of at least 25% in aggregate principal amount of that series of the outstanding Notes may declare the principal of such series of Notes immediately due and payable.

The Indenture contains certain limitations on the ability of the Company and its subsidiaries to grant liens without equally securing the Notes, or to enter into certain sale and lease-back transactions. These covenants are subject to a number of important exceptions and limitations, as further provided in the Indenture.

The foregoing description of the Notes, the Base Indenture and the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to such documents.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the Notes offering, the Company terminated its financing commitment letter (as amended from time to time, the “Bridge Commitment Letter”) with J.P. Morgan Securities LLC, Wells Fargo Bank, National Association, and certain other financial institutions party thereto, which had provided for a new unsecured bridge loan facility in an aggregate principal amount of $2.70 billion.

Item 2.03.	Creation of Direct Financial Obligation.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Forward-Looking Statements

Statements contained herein which are not historical facts may be considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the proposed business combination of Take-Two and Zynga and the outlook for Take-Two’s or Zynga’s future business and financial performance. Such forward-looking statements are based on the current beliefs of Take-Two’s and Zynga’s respective management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Take-Two’s or Zynga’s respective stockholder approval or the failure to satisfy other conditions to completion of the proposed combination, including receipt of regulatory approvals, on a timely basis or at all; risks that the proposed combination disrupts each company’s current plans and operations; the diversion of the attention of the respective management teams of Take-Two and Zynga from their respective ongoing business operations; the ability of either Take-Two, Zynga or the combined company to retain key personnel; the ability to realize the benefits of the proposed combination, including net bookings opportunities and cost synergies; the ability to successfully integrate Zynga’s business with Take-Two’s business or to integrate the businesses within the anticipated timeframe; the outcome of any legal proceedings that may be instituted against Take-Two, Zynga or others following announcement of the proposed combination; the amount of the costs, fees, expenses and charges related to the proposed combination; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect of economic, market or business conditions, including competition, consumer demand and the discretionary spending patterns of customers, or changes in such conditions, have on Take-Two’s, Zynga’s and the combined company’s operations, revenue, cash flow, operating expenses, employee hiring and retention, relationships with business partners, the development, launch or monetization of games and other products, and customer engagement, retention and growth; the risks of conducting Take-Two’s and Zynga’s business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks; the impact of potential inflation, volatility in foreign currency exchange rates and supply chain disruptions; the ability to maintain acceptable pricing levels and monetization rates for Take-Two’s and Zynga’s games; and risks relating to the market value of Take-Two’s common stock to be issued in the proposed combination.

Other important factors and information are contained in Take-Two’s and Zynga’s most recent Annual Reports on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” Take-Two’s and Zynga’s most recent Quarterly Reports on Form 10-Q, and each company’s other periodic filings with the SEC, which can be accessed at www.take2games.com in the case of Take-Two, http://investor.zynga.com in the case of Zynga, or www.sec.gov. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. Neither Take-Two nor Zynga undertakes any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

4.1	Base Indenture, dated as of April 14, 2022, between the Company and The Bank of New York Mellon, as Trustee.

4.2	First Supplemental Indenture, dated as of April 14, 2022, between the Company and The Bank of New York Mellon, as Trustee.

4.3	Second Supplemental Indenture, dated as of April 14, 2022, between the Company and The Bank of New York Mellon, as Trustee.

4.4	Third Supplemental Indenture, dated as of April 14, 2022, between the Company and The Bank of New York Mellon, as Trustee.

4.5	Fourth Supplemental Indenture, dated as of April 14, 2022, between the Company and The Bank of New York Mellon, as Trustee.

4.6	Form of Global Note representing 3.300% Senior Notes due 2024 (included as part of Exhibit 4.2).

4.7	Form of Global Note representing 3.550% Senior Notes due 2025 (included as part of Exhibit 4.3).

4.8	Form of Global Note representing 3.700% Senior Notes due 2027 (included as part of Exhibit 4.4).

4.9	Form of Global Note representing 4.000% Senior Notes due 2032 (included as part of Exhibit 4.5).

5.1	Opinion of Willkie Farr & Gallagher LLP.

5.2	Consent of Willkie Farr & Gallagher LLP (included as part of Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Matthew Breitman
Name:	Matthew Breitman
Title:	Senior Vice President, General Counsel Americas & Corporate Secretary

Date: April 14, 2022